As filed with the U.S. Securities and Exchange Commission on December 17, 2024.

Registration No. 333-281853

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

AMENDMENT NO. 6

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Health In Tech, Inc.
(Exact name of registrant as specified in its charter)

________________________

Nevada	6411	87-3545722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

701 S. Colorado Ave, Suite 1
Stuart, FL 34994
888-373-0333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Tim Johnson
Chief Executive Officer
c/o Health In Tech, Inc.
701 S. Colorado Ave, Suite 1
Stuart, FL 34994
888-373-0333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

________________________

Copies to:

Mitchell S. Nussbaum, Esq. Alexandria Kane, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000 Fax: (212) 407-4990	John P. Yung, Esq. Daniel B. Eng, Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Phone: (415) 362-2580

________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Health in Tech, Inc. is filing this Amendment No. 6 (“Amendment”) to its Registration Statement on Form S-1 (File No. 333-281853) (the ‘‘Registration Statement”) as an exhibits-only filing to file the consent of MaloneBailey, LLP filed herewith as Exhibit 23.2 in order to update the consent previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the consent filed herewith as Exhibit 23.2. The prospectus is unchanged and therefore has been omitted from this filing.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Articles of Incorporation of Health In Tech, Inc.
3.2*	Second Amended and Restated Bylaws of Health In Tech, Inc.
4.1*	Specimen Certificate representing shares of Common Stock.
5.1*	Opinion of Carlile Patchen & Murphy LLP.
10.1+*	Employment Agreement between Health In Tech, Inc. and Tim Johnson dated July 27, 2023.
10.2+*	Employment Agreement between Health In Tech, Inc. and Linlin Qian dated July 27, 2023.
10.3+*	Employment Agreement between Health In Tech, Inc. and Richard (Glenn) Hillyer dated July 27, 2023.
10.4+*	Employment Agreement between Health In Tech, Inc. and Jonathan (Del) Lockett dated July 27, 2023.
10.5+*	Employment Agreement between Health In Tech, Inc. and Lori Babcock dated July 27, 2023.
10.6+*	Employment Agreement between Health In Tech, Inc. and Imran Yousuf dated July 16, 2024.
10.7+*	Form of Indemnification Agreement between the Company and each of its directors and executive officers.
10.8+*	Health In Tech, Inc. 2024 Equity Incentive Plan.
10.9+*	Form of Restricted Stock Purchase Agreement.
10.10+*	Health in Tech Equity Incentive Plan, as amended.
10.11*	Form of Lock-Up Agreement.
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1).
23.2	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (included on signature page to this registration statement).
99.1*	Consent of William D. Howard to be named as a director.
99.2*	Consent of Chike Umemezia to be named as a director.
99.3*	Consent of Timothy Hayes to be named as a director.
99.4*	Consent of Lynn Liang to be named as a director.
99.5*	Consent of Frost & Sullivan.
107*	Calculation of Filing Fee Tables.

____________

*        Previously filed.

+        Indicates management contract or compensatory plan.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on December 17, 2024.

HEALTH IN TECH, INC.
By:	/s/ Tim Johnson
Name:	Tim Johnson
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date
/s/ Tim Johnson	Chairman and Chief Executive Officer	December 17, 2024
Tim Johnson	(Principal Executive Officer)
/s/ LINLIN QIAN	Chief Financial Officer	December 17, 2024
LINLIN QIAN	(Principal Financial and Accounting Officer)

II-2